Exhibit 10.1

RESIGNATION AGREEMENT
AND GENERAL RELEASE OF CLAIMS
This Resignation Agreement and General Release of Claims (the “Agreement”) is entered into as of this 3rd day of August, 2017 between Brian Donahoo (the “Employee”) and AppFolio, Inc., a Delaware corporation (the “Company”).
RECITALS:
A.    Employee is currently employed by the Company as the Company’s Chief Executive Officer and President (collectively, “CEO”) and is a member of the Company’s Board of Directors.
B.    In connection with this employment, Employee and the Company entered into an Employee Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”).
C.    Employee is resigning (i) his employment with the Company as CEO, (ii) all positions as a director of the Company and all of its subsidiaries (the “Director Positions”) and (iii) all positions as an officer of the Company and all of its subsidiaries (the “Officer Positions”), all as provided in this Agreement (collectively, the “Resignations”).
AGREEMENT:
1.Resignations. Employee hereby confirms that he resigned voluntarily from his employment as CEO with the Company, the Director Positions and the Officer Positions effective as of August 8, 2017 (the “Resignation Date”). The Company confirms that it has accepted all such Resignations as of the Resignation Date.
2.Indemnity Claims; Terms of Resignation.

(a)Indemnity Claims. The Company shall, with respect to any claims hereafter made against Employee based on any of Employee’s positions as an employee, officer or director of the Company or any subsidiary of the Company, provide to Employee the same rights to indemnification with respect thereto as the Employee has on the date hereof. In addition, the Company shall use its commercially reasonable efforts to purchase “tail” insurance, in liability amounts and with scope of coverage comparable to the officer and director policy in effect on the date hereof, to the maximum extent commercially reasonable.
(b)Continued Employment. Employee shall continue to be employed by the Company, at will, after the Resignation Date through December 31, 2017, at the same base salary and with the same health care benefits as Employee had immediately prior to the Resignation Date. Employee shall perform such services as reasonably requested of him by the then CEO or the Chairman of the Board during this period of employment.
(c)2017 Short Term Incentive Bonus. Employee shall remain eligible to earn the 2017 short-term incentive cash bonus for which he is currently eligible as an employee of the Company. If any such bonus is earned it will be paid at such time as other such bonus recipients are paid.
(d)Current Stock Options. The Employee currently holds the stock options set forth on Exhibit A. These options shall vest as set forth on Exhibit A, and shall be exercisable in accordance with the terms of their respective agreements, except as provided on Exhibit A.
(e)Long Term Incentive Bonus. Employee is currently, as an employee, eligible for a long term incentive cash bonus in the gross amount of $2,000,000 (the “LTI Bonus”). The LTI Bonus is currently a performance bonus which can be earned based on the Company’s “proxy free cash flow” for the calendar year 2018. In lieu of the LTI Bonus, the Company shall pay to Employee a bonus of $1,333,333 if the Company’s “proxy free cash flow”, as defined in the Company’s long term cash incentive plan, for the calendar year 2017 is equal to or greater than the 100% long term incentive payout target amount established by the Board. This bonus shall be paid, if earned, promptly after the audit of the Company’s 2017 financial statements is completed.
(f)COBRA Payments. Employee will make a COBRA election after his termination of services as an employee of the Company. The Company will pay or reimburse Employee through calendar 2018 for the premiums Employee will be obligated to make because of this election. However, in lieu of paying these COBRA premiums, the Company may, in its discretion, pay to Employee the lump sum amount of $10,000 on the date of Employee’s final paycheck.
(g)Taxes, Withholdings and Other Payroll Obligations. All payments and vestings provided for in this Section 2 shall be subject to any state, federal or other (i) deductions required by any law, rule or regulation, and/or (ii) any withholdings required thereon.
3.Payment of All Wages/Equity Rights. Except as otherwise provided in this Agreement, Employee acknowledges that, through the date hereof, he has been paid all wages and benefits (including, but not limited to, base salary, annual variable compensation, commissions, bonuses, expense reimbursements, and paid time off/vacation) that Employee earned during his employment with the Company. Employee understands and acknowledges that he shall not be entitled to any additional compensation, payments, reimbursements, or benefits of any kind from the Company, other than as provided in Section 2 above. With respect to any stock options or other equity granted to Employee by the Company (the “Equity”), except as otherwise provided in this Agreement, Employee understands and acknowledges that Employee’s rights with respect to any Equity that is now vested or that hereafter vests, including any rights to purchase such Equity, shall continue to be subject to and governed by the terms and conditions of the applicable Company equity plans and equity award agreements between Employee and the Company.
4.Release of Claims. In consideration for the benefits to Employee in Section 2 above, except as otherwise provided in this Agreement, Employee and his successors release the Company and its parents, divisions, subsidiaries, and affiliated entities, and each of their respective current and former shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors, assigns, and affiliates of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which Employee signs this Agreement, including, but not limited to, any claims of breach of express or implied contract, wrongful termination, constructive discharge, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, Texas Labor Code Chapter 21, the Texas Payday Act, and any claims under the Fair Labor Standards Act, the Fair Credit Reporting Act, the California Labor Code, or any other applicable federal, state, or local law (all listed statutes in this Section as they have been, or are in the future, amended). This release of claims will not apply to any rights or claims that cannot be released as a matter of law or that the Securities and Exchange Commission has determined may not be released.
5.Section 1542 Waiver. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Employee waives any rights that Employee has or may have under section 1542 (or any similar provision of the laws of any other jurisdiction, including Texas) to the full extent that Employee may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that Employee has or may have against the parties listed above.
6.Release on Termination of Employment. The Company and Employee agree to execute and deliver the General Release attached to this Agreement as Exhibit B upon the termination of Employee’s continued employment under Section 2(b). The Company’s obligation to accelerate options as provided on Exhibit A is expressly conditioned upon the Company’s timely receipt of a valid and properly executed General Release from Employee as described herein. The terms of the release provided for in Sections 4 and 5 above shall remain in full force and effect even if Employee fails to execute the attached General Release.
7.Continuing Obligations and Return of Company Property. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of the Confidentiality Agreement, including, without limitation, any non-solicitation or (if applicable) non-competition provisions of such agreement. To the extent that Employee has not done so already upon the last day of his employment by the Company, Employee will return to the Company, in good working condition, all Company property and equipment that is in Employee’s possession or control, including, but not limited to, any files, records, computers, computer equipment, cell phones, credit cards, keys, programs, manuals, business plans, financial records, customer or partner information, and all documents (whether in paper, electronic, or other format, and any copies thereof) that Employee prepared or received, or to which Employee had access, in the course of Employee’s employment with the Company, without retaining any copies thereof.
8.Non-Disparagement. Employee agrees that Employee will not, at any time in the future, make any critical or disparaging statements to any third parties (including, without limitation, any print or broadcast media) or through any form of social media about the Company, including all of its subsidiaries, divisions, and affiliated entities, or any of those entities’ products, services, directors, or employees, unless such statements are made truthfully in response to a subpoena or other legal process.
9.No Other Claims. Employee represents and warrants that he has not already, and shall not at any time in the future, file any lawsuit, administrative claim, or other legal action against the Company or any of the other parties released above that are based upon or arise out of any of the matters released above.
10.Agreement Not To Assist With Other Claims. Employee agrees that he shall not, at any time in the future, encourage any current or former Company employee, or any other person or entity, to file any legal or administrative claim of any type or nature against any of the parties released above. Employee further agrees that he shall not, at any time in the future, assist in any manner any current or former Company employee, or any other person or entity, in the pursuit or prosecution of any legal or administrative claim of any type or nature against any of the parties released above, unless pursuant to a duly-issued subpoena or other compulsory legal process.
11.Attorneys’ Fees. Employee and the Company will bear their own costs and attorneys’ fees incurred in the negotiation, preparation, and execution of this Agreement. In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its/his attorneys’ fees and costs incurred in that action.
12.Counterparts and Delivery. This Agreement may be executed by the parties separately in counterparts, and facsimile or electronic (PDF) copies of the separately-executed Agreement shall, upon exchange by delivery, facsimile, or PDF/email between the parties or their counsel, have the same force and effect as if a mutually-signed, single original agreement had been executed.
13.Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.
14.Severability. If any provision of this Agreement is deemed invalid, illegal, or unenforceable, that provision will be modified so as to make it valid, legal, and enforceable, or if it cannot be so modified, it will be stricken from this Agreement, and the validity, legality, and enforceability of the remainder of the Agreement shall not in any way be affected.
15.Integration and Modification. This Agreement, along with the Confidentiality Agreement and any other agreements referenced herein, constitutes the entire agreement between the parties with respect to the termination of their employment relationship and the other matters covered herein, and they supersede all prior negotiations and agreements between the parties regarding those matters, whether written or oral. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and by Employee.

16.No Tax Advice. Employee hereby acknowledges that he has obtained no advice from the Company, nor its employees, officers, directors, agents, representatives or attorneys, regarding the tax consequences resulting from this Agreement or any terms or provisions thereof.
17.Venue and Jurisdiction. The parties each hereby consent to the exclusive jurisdiction and venue for all purposes in the state courts located in Santa Barbara County, California, or the Federal District Court, located in Los Angeles, California. Employee and Company each irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action in such venue.
EMPLOYEE UNDERSTANDS THAT EMPLOYEE MAY CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT, THAT EMPLOYEE IS ADVISED TO CONSULT WITH AN ATTORNEY AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN SECTION 2 WHICH BENEFITS EMPLOYEE WOULD NOT BE ENTITLED TO RECEIVE BUT FOR EMPLOYEE’S EXECUTION OF THIS AGREEMENT.
In Witness Whereof, the parties have executed this Agreement on August 3, 2017:

/s/ Brian Donahoo
Brian Donahoo

AppFolio, Inc.

By:	/s/ Ida Kane

Its:	CFO

EXHIBIT A
Brian Donahoo Outstanding Equity Awards

Grant Date	Plan/Type	Shares	Price	Vested	Unvested as of 12/31/17
12/03/2014	2007/ISO	75,000	$4.9200	48,438	18,750*

*
Vesting is 1,562 per month through December 3, 2018. Employee shall continue to vest shares through December 31, 2017 as long as Employee is employed by the Company pursuant to Section 2(b) of the Agreement. If Employee is still employed on December 31, 2017, all remaining shares not then vested shall, subject to Section 6 of the Agreement, vest on December 31, 2017.

A-1

EXHIBIT B
General Release
1.    Release of Claims. In consideration for the Company accelerating the stock options as provided on Exhibit A to that certain Resignation Agreement and General Release between the Company and Employee dated August 3, 2017 (the “Agreement”), and except as otherwise provided in Section 2 of the Agreement, Employee and his successors release the Company and its parents, divisions, subsidiaries, and affiliated entities, and each of their respective current and former shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors, assigns, and affiliates of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which Employee signs this General Release, including, but not limited to, any claims of breach of express or implied contract, wrongful termination, constructive discharge, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, Texas Labor Code Chapter 21, the Texas Payday Act, and any claims under the Fair Labor Standards Act, the Fair Credit Reporting Act, the California Labor Code, or any other applicable federal, state, or local law (all listed statutes in this Paragraph as they have been, or are in the future, amended). This release of claims will not apply to any rights or claims that cannot be released as a matter of law or that the Securities and Exchange Commission has determined may not be released.
2.    Section 1542 Waiver. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Employee waives any rights that Employee has or may have under section 1542 (or any similar provision of the laws of any other jurisdiction, including Texas) to the full extent that Employee may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that Employee has or may have against the parties listed above.
In Witness Whereof, the parties have executed this General Release as of this 31st day of December, 2017.

Brian Donahoo

AppFolio, Inc.

By:

Its:
B-1